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                                                                    Exhibit 10.5

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                     FIRST AMENDMENT TO E-COMMERCE AGREEMENT

     This First Amendment (the "Amendment") to the E-Commerce Agreement (the "Agreement"), dated as of August 10, 2001, by and between Global Sports Interactive, Inc. ("GSI"), Bluelight.com, LLC (the "Company") and Kmart Corporation ("Kmart") is made as of December 14, 2001. All capitalized terms not specifically defined herein shall have the meaning ascribed to them pursuant to the Agreement.

                                    RECITALS

     WHEREAS, GSI, the Company and Kmart entered into the Agreement pursuant to which GSI operates the Company Site; and

     WHEREAS, GSI, the Company and Kmart desire to enter into this Amendment to the Agreement.

     NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual obligations contained herein and in the Agreement, the Parties agree as follows:

1.   Amendments.

     1.1 Section 1 of the Agreement is hereby amended by adding a new Section
1.15 entitled "Drop Ship Merchandise" and by renumbering the remaining definitions within such Section 1. Such new Section 1.15 reads as follows:

     "1.15 "Drop Ship Merchandise" means Merchandise, other than Sporting Goods Merchandise, provided through drop ship vendors pursuant to arrangements between such vendors and GSI, for the purpose of fulfilling Orders hereunder."

     1.2 All references to "Sporting Goods Merchandise" in Sections 1.28, 3.1,
3.8 and 4.3 of the Agreement, shall be deemed to include "Sporting Goods Merchandise and Drop Ship Merchandise".

     1.3 Section 3.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "3.5 Drop Ship Merchandise. From time to time during the Term, GSI may enter into appropriate drop ship arrangements with vendors which provide for such

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     vendors to provide fulfillment services for Drop Ship Merchandise to be offered for sale through the Company Site. Unless otherwise agreed upon by the Parties, all Orders for Drop Ship Merchandise shall be fulfilled pursuant to such drop ship arrangements. The Company will pay to GSI for each unit of Drop Ship Merchandise sold through the Company Site an amount equal to [*]." GSI agrees that such drop ship vendors will be required to agree to comply with applicable GSI [*] service levels.

         1.4 Section 7.4(ii)(A) of the Agreement is hereby amended adding the words "to the Company" after the words "the aggregate cost of goods" and by deleting the words "on behalf of the Company" in the second parenthetical.

2.       Miscellaneous.

     2.1 Except as specifically amended herein, the Agreement shall remain in full force and effect in accordance with its terms.

     2.2 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     2.3 Either Party may terminate this Amendment, for any reason or for no reason, by providing the other Party with no less than ninety (90) days prior written notice. Beginning on the effective date of any termination of this Amendment and continuing through the remaining term of the Agreement, the terms and conditions of the original Agreement, as may otherwise be amended from time to time, shall remain in full force and effect without further reference to this Amendment. Upon termination of this agreement all Company drop ship agreements will be assigned from GSI to Company to the extent GSI is legally permitted to do so.

     2.4 Company will receive reasonable operational reporting for all drop ship merchandise. This reporting at a minimum will include [*]. Reporting will be provided as reasonably requested by Company.

     2.5 This Amendment shall be governed in all respects by Michigan law without regard to choice of law rules.

                                 (*************)

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     IN WITNESS WHEREOF, intending to be legally bound, each of the parties have caused their duly authorized representatives to enter into this Agreement on the date first written above.

Global Sports Interactive, Inc.                   Bluelight.com, LLC

By:      /s/ Michael G. Rubin                     By:   /s/ Richard Blunck
     ---------------------------------------          -------------------------

Name:     Michael G. Rubin                        Name:  Richard Blunck

Title:    President, Chairman and                 Title: Chief Executive Officer
          Chief Executive Officer

Kmart Corporation

By:      /s/ Randy L. Allen
     -------------------------------
Name:    Randy L. Allen

Title:   Executive Vice President

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